SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)
                July 24, 1996

                      PACIFIC CAPITAL BANCORP
    (Exact name of registrant as specified in its charter)



     California        0-3528             77003875

     (State or other  (Commission        (IRS Employer
     jurisdiction of  File Number)       Identification No.)
     incorporation)

307 Main Street, Salinas, California      93901
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (408)
757-4900

                            N/A
(Former name or former address, if changed since last report.)


This Report on Form 8-K consists of two (2) pages, the manually signed original of which is sequentially numbered. The Exhibit
Index in on Page 2.




Item 5.   Other Events

     On July 23, 1996, the Board of Directors of Pacific Capital Bancorp ("Company") increased the maximum price per share at which the Company will repurchase its common stock pursuant to its stock repurchase program from twenty-five ($25.00) to twenty-eight ($28.00) per share, subject to further review by the Board of Directors. This increase is necessary in view of the increased price of the Company's Common Stock which was $27.00 Bid and $28.00 Ask on July 22, 1996. The Company still intends to repurchase not more than 300,000 shares of its common stock at an aggregate repurchase price not to exceed $5,000,000. As of June 30, 1996, the Company has repurchased 137,897 shares of its common stock at a total cost of $2,210,400.


Item 7.   Financial Statements and Exhibits.

     None.

                          SIGNATURES

      Pursuant  to the requirements of the Securities  Exchange
Act  of  1934,  Registrant has duly caused this  report  to  be
signed  on  its  behalf  by  the  undersigned  thereunto   duly
authorized.


Date:  July 24, 1996                 PACIFIC CAPITAL BANCORP



                                    /s/  Clayton C. Larson
                                    Clayton C. Larson
                                    President